NOTICE OF GUARANTEED DELIVERY
                             FOR RIGHTS CERTIFICATES

      This form, or one substantially equivalent hereto, must be used to exercise Rights described in the Prospectus dated ______________ (the "Prospectus") of Intelli-Check, Inc., (the "Company"), if a Rightsholder cannot deliver the Right Certificate(s) evidencing the Rights, to the Rights Agent listed below at or prior to 5:00 p.m. New York City time on the Expiration Date. Such form must be delivered by hand or sent by facsimile transmission or mail to the Rights Agent, and must be received by the Rights Agent on or prior to the Expiration Date. See "Description of Rights -- Exercise of Rights" in the Prospectus. Payment of the applicable Exercise Price for each share of the Company's Common Stock purchased upon exercise of such Rights must be received by the Rights Agent in the manner specified in the Prospectus at or prior to the Expiration Date even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

         The Rights Agent is: Continental Stock Transfer & Trust Company

--------------------------------------------    ---------------------------
      By Mail/Hand/Overnight Courier:             Facsimile Transmission
                                                      (212) 616-7610
      Continental Stock Transfer &
      Trust Company
      2 Broadway
      New York, New York 10004

--------------------------------------------    ---------------------------

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

      The undersigned hereby represents that he or she is the holder of a Rights Certificate(s) representing ______ Rights and that such Right Certificate(s) cannot be delivered to the Rights Agent at or before the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to purchase one share of Common Stock per Right with respect to each of ______ Rights represented by such Right Certificate. The undersigned understands that payment of the Exercise Price for each share of Common Stock purchased must be received by the Rights Agent at or before the Expiration Date and represents that such payment, in the aggregate amount of $_________, either (check appropriate box):

      |_|   is delivered herewith; or

      |_|   was delivered separately;

in the manner set forth below (check appropriate box and complete information relating thereto):

      |_|   wire transfer of funds:___________________________________________

            name of transferor institution:___________________________________

            date of transfer:_________________________________________________

            confirmation number (if available):_______________________________

      |_| uncertified check (payment by uncertified check will not be deemed to have been received by the Rights Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the applicable Expiration Date to ensure that such payment clears by such time.)

      |_|   certified check;

      |_|   bank draft (cashier's check);

      |_|   money order;

      name of maker:_________________________________________________________

      date and number of check, draft or money order number:

      _______________________________________________________________________

      bank on which check is drawn or issuer of money order:

      _______________________________________________________________________

Signature(s):________________________________________________________________

Address:_____________________________________________________________________

Name(s):_____________________________________________________________________

Please Type or Print Area Code and Tel. No(s).:______________________________

Right Certificate No(s). (if available):_____________________________________


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

                              GUARANTEE OF DELIVERY

          (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE.)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Rights Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five business days after the date hereof.

Dated: ________________________________________________________________________

Name of Firm: _________________________________________________________________

Address: ______________________________________________________________________

Telephone:   (   )_____________________________________________________________

Authorized Signature:__________________________________________________________

      The institution which completes this form must communicate the guarantee to the Rights Agent and must deliver the Right Certificate(s) to the Rights Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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